                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Hercules Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

[HERCULES LOGO]

                               [PHOTO OF MEETING]

       1997 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       [PHOTO SPECIMEN STOCK CERTIFICATE]

    In January 1996 new shareholders in Hercules received our updated stock certificate which is featured above. The Proxy Statement cover duplicates the vignette design representing the diverse work teams globally within Hercules.

DEUTSCH

FRANCAIS

[CHINESE SYMBOLS]

ITALIANO

ESPANOL

[CHINESE SYMBOLS]

SVENSKA

THE PLAIN ENGLISH OF SHAREHOLDER VALUE

NEDERLANDS

[CHINESE SYMBOLS]

PORTUGUES

DANSK

SUOMEA

PYCCKHH

[HERCULES LOGO]                                           [HERCULES LETTERHEAD]







                                 March 14, 1997

Dear Shareholder:

        You are cordially invited to attend our Annual Meeting of Shareholders at 11:00 a.m. on Thursday, April 24, 1997, at the Delaware Art Museum, 2301 Kentmere Parkway, Wilmington, DE. We will review Hercules' 1996 performance and answer your questions. Enclosed with this Proxy Statement are your voting card and the 1996 Annual Report.

        Hercules has taken the challenge to be one of the first to write a proxy statement in "plain English." We hope you like this new simplified format and we welcome your comments.

        I look forward to seeing you on April 24 and would like to take this opportunity to remind you that your vote is important.

                                Sincerely,


                                /s/ R. Keith Elliott

                                  [4 -- BLANK]

[HERCULES LOGO]

                                                                   Hercules Incorporated
                                                                   Hercules Plaza
                                                                   1313 North Market Street
                                                                   Wilmington, DE 19894-0001
                                                                   March 14, 1997

                               NOTICE OF THE 1997
                         ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Hercules Incorporated will be held on THURSDAY, APRIL 24, 1997, at 11:00 a.m., at the Delaware Art Museum, 2301 Kentmere Parkway, Wilmington, Delaware to consider and take action on the following:

          1. Re-election of four directors: Richard M. Fairbanks, III; Edith E. Holiday; H. Eugene McBrayer; and Lee M. Thomas, each for a term of three years;

          2. Ratification of Coopers & Lybrand L.L.P. as independent accountants for 1997;

          3. Approval of amendments to the Hercules Long-Term Incentive Compensation Plan; and

          4. Transact any other business properly before the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" ALL THREE PROPOSALS.

Shareholders of record at the close of business on February 24, 1997, will be entitled to vote at the Annual Meeting or any adjournments thereof. Seating is limited and therefore, admission is by ticket only on a first-come, first-served basis. If you plan to attend the Annual Meeting, please mark the appropriate box on your Proxy Card and mail it in the prepaid envelope provided. An admittance ticket will be mailed to you. If you want to attend the Annual Meeting, but your shares are held in the name of a broker or other nominee, please notify the Corporate Secretary (800-441-9274).

This Proxy Statement, voting instruction card and Hercules' 1996 Annual Report to Shareholders are being distributed on or about March 14, 1997.

                                           By order of the Board of Directors,

                                                  /s/ Israel J. Floyd

                                                  Israel J. Floyd, Esq.
                                                   Corporate Secretary

        T   A   B   L   E      O   F      C   O   N   T   E   N   T   S

Questions and Answers.........................................     1
Proposals to be Voted Upon....................................     3
Board of Directors............................................     6
       Board/Committee Membership Roster......................     8
       Board Compensation.....................................     9
       Non-Employee Director Programs.........................     9
Named Executive Officers......................................    10
       1996 Compensation Highlights...........................    10
       Five-year Performance Graph............................    11
Report of the Compensation Committee..........................    12
Beneficial Ownership Table....................................    17
Summary Compensation Table....................................    18
Options Grants Table..........................................    20
Option Exercises and Year-End Value Table.....................    21
Pension Plans Table...........................................    22
Other Information.............................................    23

  For directions to the Annual Meeting, please refer to the inside back cover.

   Q   U   E   S   T   I   O   N   S      AND      A   N   S   W   E   R   S
--------------------------------------------------------------------------------
Q: WHAT AM I VOTING ON?
A: - Re-election of four directors (Richard M. Fairbanks, III; Edith E. Holiday;
     H. Eugene McBrayer; and Lee M. Thomas);
   - Ratification of Coopers & Lybrand L.L.P. as Hercules' independent accountants;
   - Approval of amendments to the Hercules' Incorporated Long-Term Incentive Compensation Plan.
     (See page 3 for more details.)
--------------------------------------------------------------------------------
Q: WHO IS ENTITLED TO VOTE?
A: Shareholders as of the close of business on February 24, 1997 (the Record
Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. (See page 23 for more details.)
--------------------------------------------------------------------------------
Q: HOW DO I VOTE?
A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the three proposals. You have the right to revoke your proxy any time before the meeting by 1) notifying Hercules' Corporate Secretary, 2) voting in person or 3) returning a later-dated proxy. If you return your signed proxy card, but do not indicate your voting preferences, R. Keith Elliott and Richard
G. Dahlen will vote FOR the three proposals on your behalf.
--------------------------------------------------------------------------------
Q: IS MY VOTE CONFIDENTIAL?
A: Yes. Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the Proxy Card or elsewhere) will remain confidential, unless you ask that your name be disclosed.
--------------------------------------------------------------------------------
Q: WHO WILL COUNT THE VOTE?
A: Representatives of ChaseMellon Shareholder Services will tabulate the votes and act as inspector of election.
--------------------------------------------------------------------------------
Q: WHAT SHARES ARE INCLUDED IN THE PROXY CARD?
A: The shares on your card represent all your shares, including those in Hercules' automatic dividend reinvestment plan, the executive compensation plans, employee benefit plans, and shares credited to your savings plan account held in custody by the trustee, Bankers Trust. (See page 23 for more details.)
--------------------------------------------------------------------------------
Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: It is an indication that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, ChaseMellon Shareholders Services, at (800) 237-9980.

                                      The Plain English of Shareholder Value   1

--------------------------------------------------------------------------------
Q: WHAT CONSTITUTES A QUORUM?
A: As of the Record Date, 101,730,290 shares of Hercules common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against such proposal. Broker non-votes will not be part of the voting power present.
--------------------------------------------------------------------------------
Q: WHO CAN ATTEND THE ANNUAL MEETING?
A: All shareholders as of the Record Date can attend, although seating is limited.
--------------------------------------------------------------------------------
Q: WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?
A: Together, they own approximately 1.4% of our common stock as of the Record Date. (See page 17 for more details.)
--------------------------------------------------------------------------------
Q: WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?
A: Oppenheimer Group, Inc. (Oppenheimer Tower, World Financial Center, New York,
NY) owned 20,482,320 shares, or 20.01%, as of January 9, 1997.
    Chancellor LGT Asset Management, Inc. (50 California Street, San Francisco,
CA) owned 6,513,677 shares, or 6.36%, as of February 7, 1997.
--------------------------------------------------------------------------------
Q: WHEN ARE THE 1998 SHAREHOLDER PROPOSALS DUE?
A: In order to be considered for inclusion in next year's proxy statement, shareholder proposals must be submitted in writing by November 14, 1997, to Israel J. Floyd, Esq., Corporate Secretary, Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001.
--------------------------------------------------------------------------------
Q: HOW DOES A SHAREHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF HERCULES?
A: Any shareholder may recommend any person as a nominee for director of Hercules by writing to the Chairman of the Nominating Committee, c/o Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001. Recommendations must be received by April 3, 1997 and must be accompanied by a notarized statement from the nominee indicating his or her willingness to serve if elected and disclosing principal occupations or employment over the past five years.
--------------------------------------------------------------------------------
Q: HOW MUCH DID THIS PROXY SOLICITATION COST?
A: Morrow & Co., Inc. was hired to assist in the distribution of proxy materials and solicitation of votes for $10,000, plus out-of-pocket expenses.
     Hercules will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock.

P  R  O  P  O  S  A  L  S     T  O     B  E     V  O  T  E  D     U  P  O  N

1. RE-ELECTION OF DIRECTORS

Nominees for re-election this year are Richard M. Fairbanks, III; Edith E. Holiday; H. Eugene McBrayer; and Lee M. Thomas. Each has consented to serve a three-year term. (See page 6 for more information.)

If any director is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

We need the affirmative vote of a majority of the outstanding shares of common stock. Your Board recommends a vote FOR these directors. Abstentions and votes withheld for directors will have the same effect as votes against.

2. RATIFICATION OF COOPERS & LYBRAND L.L.P AS INDEPENDENT ACCOUNTANTS

Coopers & Lybrand (C&L) has been our independent public accountant for many years. The Audit Committee and the Board believe that C&L's long-term knowledge of Hercules is invaluable. Partners and employees of the firm engaged in audits are periodically changed, providing Hercules with new expertise and experience. Representatives of C&L have direct access to members of the Audit Committee and regularly attend their meetings. Representatives of C&L will attend the Annual Meeting to answer appropriate questions and make a statement if they desire.

In 1996, the Audit Committee (1) reviewed all services provided by C&L to ensure that they were within the scope previously approved by the Committee, and (2) concluded that the non-audit services performed by C&L did not impair its independence as Hercules' accountants.

We need the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting in order to ratify C&L as independent accountants for 1997. The Audit Committee and the Board recommend a vote FOR Coopers & Lybrand as independent accountants for 1997.

3. APPROVAL OF AMENDMENTS TO THE HERCULES LONG-TERM INCENTIVE COMPENSATION PLAN

INTRODUCTION: The objectives of Hercules' executive compensation programs are to motivate management to create shareholder value and to attract and retain talented executives to ensure the continued growth and performance of Hercules. There are three components to executive compensation: base pay, an annual incentive, and long-term incentives.

In 1995, Hercules requested and received shareholder approval for separate pools of stock and stock options to annually fund grants under the Hercules Long-Term Incentive Compensation Plan (Plan) through 1998. These grants were expected to take the form of stock options, performance accelerated stock options (PASOs) and cash-denominated stock awards. Since

                                      The Plain English of Shareholder Value   3

1995, changes in Hercules' management and the laws, rules and regulations applicable to executive compensation make it appropriate to amend the Plan.

The focus of the Plan is for management to deliver increased shareholder value year after year. To support this philosophy, we request shareholder approval for amendments to the Plan one year earlier than originally anticipated to:

     - recognize the significant reorganization of the executive management team and tie their performance to longer-term, sustained stock price appreciation;

     - align the interests of all employees to shareholder value creation through stock options;

     - recognize recent changes to the rules under Section 16 of the Securities Exchange Act of 1934; and

     - comply with individual limits under Section 162(m) of the Internal Revenue Code.

Specifically, the Compensation Committee replaced the projected 1997, 1998 and 1999 annual grants of stock options and PASOs for Messrs. Elliott, Corbo and MacKenzie with a single grant of PASOs. These vest upon the achievement of a 12% average annual compounded growth in stock price over a minimum of three, four and five years for the CEO's award (or two, three and four years for Messrs. Corbo and MacKenzie).(1) In the event a key executive retires or resigns before achieving minimum vesting requirements, applicable portions of the award will be forfeited.

Executive management not covered by the award packages above will continue to receive a combination of stock options and PASOs, with PASOs being the larger portion of their award. Other management incentives will shift from cash-denominated stock awards to a similar combination of stock options and PASOs, with a lesser proportion of the award in PASOs further down in the organization. (For more details on long-term incentives, refer to the Compensation Committee Report on page 12.)

With these changes in compensation structure, our requirements have decreased for granting stock under the Plan as restricted stock (in exchange for above-target bonuses or other forms of employee compensation) or as payouts of cash-denominated awards. Conversely, our need to grant stock as stock options and PASOs has increased.

MATERIAL FEATURES OF THE AMENDMENTS: We request shareholder approval to make all changes to the Plan that the Board or the Compensation Committee deem necessary, appropriate or desirable to accomplish the amendments described below.

     1. TERM OF THE PLAN: The current termination date of the Plan is April 30, 1998. The new termination date will be April 30, 2000. Generally, "April 30, 1998" will be changed to "April 30, 2000" throughout the Plan.

     2. AUTHORIZED SHARES: The current Plan authorizes specific shares for all stock-based awards (other than options) and for shares for option grants. Specifically, the current Plan provides for the use of 1,600,000 shares of common stock for grants of stock-based awards (other than options) from May 1, 1995, through April 30, 1998, and 5,200,000 shares for grants of stock options from May 1, 1994, through April 30, 1998. The Plan will be amended to provide for the use of 8,000,000 shares of common stock for grants of

---------------

(1) All PASOs under the Plan become exercisable 9 1/2 years from the date of grant if the performance targets have not been previously met.

        stock-based or stock option awards from October 1, 1996, through April 30, 2000. Further, no unused shares from the 1995 shareholder authorization will be used for awards on or after April 24, 1997.

     3. USE OF SHARES: Currently, the Plan provides specific authorizations for stock-based awards and options. The Plan now provides that options granted may be either incentive stock options or nonqualified options. The Plan will be amended to provide that the authorized 8,000,000 shares may be used for grants of stock-based awards or stock option awards; however, the number of shares available for stock-based awards (e.g., restricted stock and cash-denominated awards) will be limited to no more than 1,200,000 shares of the authorized 8,000,000.

     4. MAXIMUM NUMBER OF OPTIONS GRANTED TO AN INDIVIDUAL AWARDEE: Presently the Plan provides that during the period from May 1, 1994, through April 30, 1998, no person shall be granted or receive more than 1,500,000 options and/or PASOs in the aggregate. The Plan will be amended to provide that during the period from April 24, 1997 through April 30, 2000, no person shall be granted or receive more than 1,500,000 options and/or PASOs.

     5. SECTION 16: In 1996, the SEC adopted changes to the Section 16 rules and forms in an effort to simplify the complex Section 16 regulatory scheme and the costs of complying with its requirements. The current Plan will be amended from time to time to address the 1996 and future changes to the Section 16 regulatory scheme.

Any shareholder may obtain a copy of the current Plan by writing to Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, DE 19894-0001, Attention: Corporate Secretary. Requests may also be made by fax to
(302) 594-7252 or by e-mail to (ifloyd@herc.com).

The affirmative vote of the majority of the shares present in person or by proxy and entitled to vote is required to approve the amendments. Your Board recommends a vote "FOR" the approval of the amendments to the Hercules Incorporated Long-Term Incentive Compensation Plan.

Separate from the Plan, we are considering a grant of stock options to all employees. Through stock ownership, we believe that all employees worldwide will place greater emphasis on shareholder value creation and ensure the continued growth and performance of Hercules.

                                      The Plain English of Shareholder Value   5

      B   O   A   R   D      O   F      D   I   R   E   C   T   O   R   S

 --------------------------     --------------------------
 --------------------------     --------------------------
         Photo of                       Photo of
     R. KEITH ELLIOTT               VINCENT J. CORBO



---------------------------     --------------------------
---------------------------     --------------------------
         Photo of                        Photo of
        RICHARD M.                   EDITH E. HOLIDAY*
      FAIRBANKS, III*



                --------------------------
                --------------------------
                         Photo of
                      ROBERT G. JAHN


         R. KEITH ELLIOTT                         Director since 1991
         Mr. Elliott, age 55, is chairman and chief executive officer of Hercules Incorporated. In 1995, Mr. Elliott held the position of executive vice president and chief financial officer, and later that year was named president and chief operating officer. Before joining Hercules in 1991, he was senior vice president and chief financial officer of Engelhard Corporation, a producer of catalysts, engineered materials, precious metals and derivative products. He joined Engelhard in 1981. Mr. Elliott is a director of Alliant Techsystems, Inc., Wilmington Trust Company, PECO Energy, Inc. and a member of the Partnership Committee of Tastemaker, Inc.

         VINCENT J. CORBO                           Director since 1997
         Mr. Corbo, age 53, was elected president and chief operating officer and became a member of the Hercules Board of Directors in February 1997. He held various positions in research engineering and business management, including executive vice president, responsible for Technology and the Paper Technology and Fibers businesses, 1996; group vice president and president, Food & Functional Products, 1993, and Materials, 1992.

         RICHARD M. FAIRBANKS, III*                 Director since 1993
         Mr. Fairbanks, age 56, is managing director, Domestic and International Issues, Center for Strategic & International Studies. He was Ambassador-at-Large under President Reagan. He is a member of the board of directors of SEACOR Holdings, Inc. and GATX Corporation; vice chairman of the United States National Committee of the Pacific Economic Cooperation Council; member, Council on Foreign Relations, Council of American Ambassadors; and founder, The American Refugee Committee of Washington.

         EDITH E. HOLIDAY*                          Director since 1993
         Ms. Holiday, age 45, was assistant to the President of the United States and Secretary of the Cabinet from 1990 until early 1993. Ms. Holiday served as counselor to the Secretary of the Treasury and Assistant Secretary for Public Affairs and Public Liaison, United States Treasury Department from 1988 to 1989. Ms. Holiday is a director of Amerada Hess Corporation,
         H. J. Heinz Company, Beverly Enterprises, Inc., and director or trustee of various investment companies in the Franklin Templeton Group of Funds.

         ROBERT G. JAHN                             Director since 1985
         Professor Jahn, age 66, has taught at Princeton University, Dept. of Aerospace Sciences since 1967. He was Dean of the School of Engineering/Applied Science at Princeton, 1971-1986. Professor Jahn is a trustee, fellow and a member of several academic and aeronautic societies. He is vice president and a founding member of the Society for Scientific Exploration. He is also a director of Roy F. Weston, Inc., an environmental services firm.

         * Nominees for re-election

      B   O   A   R   D      O   F      D   I   R   E   C   T   O   R   S

 --------------------------     --------------------------
 --------------------------     --------------------------
          Photo of                     Photo of
      GAYNOR N. KELLEY           RALPH L. MACDONALD, JR.



--------------------------     --------------------------
--------------------------     --------------------------
        Photo of                        Photo of
    H. EUGENE MCBRAYER*               PAULA A. SNEED



                   --------------------------
                   --------------------------
                             Photo of
                           LEE M. THOMAS*


         GAYNOR N. KELLEY                          Director since 1989
         Mr. Kelley, age 65, is the retired chairman and chief executive officer of the Perkin-Elmer Corporation, a manufacturer of analytical instrumentation. Mr. Kelley is a member of the board of trustees of Northeast Utilities System and is a director of Alliant Techsystems Inc. and Arrow Electronics Corp. He is on the advisory board of the Center for Management Development at Northeastern University.

         RALPH L. MACDONALD, JR.                    Director since 1989
         Mr. MacDonald, age 55, is a principal in Amelia Investment Corp. (AIC), a private investment firm dedicated to the acquisition and development of small to medium-sized industrial manufacturing and distribution companies. Prior to AIC, he was a principal in Island Capital Corporation, a similar firm, and managing director, Global Corporate Finance, Bankers Trust Company, a banking institution. Mr. MacDonald is also a director of Gaylord Container Corporation.

         H. EUGENE MCBRAYER*                        Director since 1992
         Mr. McBrayer, age 65, retired as president of Exxon Chemical Company in January 1992, after 37 years. He is a former chairman of the board of the Chemical Manufacturers Association and is currently a director of American Air Liquide, Inc. and Air Liquide International. He is also a member of the Advisory Committee for the Pacific Northwest National Laboratory.

         PAULA A. SNEED                             Director since 1994
         Ms. Sneed, age 49, is senior vice president, Marketing Services, Kraft Foods, Inc., the nation's largest packaged foods company. She joined General Foods in 1977, and has held a variety of management positions including vice president, Consumer Affairs; senior vice president and president, Foodservice Division; executive vice president and general manager, Desserts Division; and executive vice president and general manager, Dinners and Enhancers Division. In 1993, Ms. Sneed was cited by Black Enterprise Magazine as one of the 40 most influential African Americans in Corporate America.

         LEE M. THOMAS*                             Director since 1991
         Mr. Thomas, age 52, is executive vice-president, Paper, Georgia-Pacific Corporation, a forest products company. He was chairman and chief executive officer of Law Companies Environmental Group, Inc., an environmental services firm, 1989-1993. From January 1985 to January 1989 he was administrator, United States Environmental Protection Agency.

         * Nominees for re-election

                       The Plain English of Shareholder Value   7

[STAR LOGO] BOARD COMMITTEES
                               MEMBERSHIP ROSTER
--------------------------------------------------------------------------------

                                                                                                        SOCIAL
           NAME             BOARD    AUDIT    COMPENSATION    EXECUTIVE    FINANCE    NOMINATING    RESPONSIBILITY    TECHNOLOGY
 -------------------------------------------------------------------------------------------------------------------------------
  R. K. Elliott               x*                                  x*          x                                            x
 -------------------------------------------------------------------------------------------------------------------------------
  V. J. Corbo                 x                                   x                                                        x
 -------------------------------------------------------------------------------------------------------------------------------
  R. M. Fairbanks, III        x        x                                      x            x
 -------------------------------------------------------------------------------------------------------------------------------
  E. E. Holiday               x                                               x                            x*
 -------------------------------------------------------------------------------------------------------------------------------
  R. G. Jahn                  x                                   x                        x               x               x*
 -------------------------------------------------------------------------------------------------------------------------------
  G. N. Kelley                x        x            x                                      x*
 -------------------------------------------------------------------------------------------------------------------------------
  R. L. MacDonald, Jr.        x                     x*            x           x
 -------------------------------------------------------------------------------------------------------------------------------
  H. E. McBrayer              x                     x                         x*                                           x
 -------------------------------------------------------------------------------------------------------------------------------
  P. A. Sneed                 x        x                                                                                   x
 -------------------------------------------------------------------------------------------------------------------------------
  L. M. Thomas                x        x*                                                                  x
 -------------------------------------------------------------------------------------------------------------------------------
  No. of Meetings in 1996     9        4            6             2           5            3               4               5
 -------------------------------------------------------------------------------------------------------------------------------

* chairperson

Audit: Reviews Hercules' auditing, accounting, financial reporting and internal control functions. This Committee also recommends the firm that Hercules should retain as its independent accountant. All members are non-employee directors.

Compensation: Reviews Hercules' executive compensation and employee benefit plans and programs, including their establishment, modification, and administration. All members are non-employee directors.

Executive: Has limited powers to act on behalf of the Board whenever the Board is not in session. This Committee meets only as needed and acts only by unanimous vote. If any non-employee director on this Committee feels that a matter should be addressed by the Board rather than the Executive Committee, it is then submitted to the Board.

Finance: Reviews Hercules' financial affairs. This Committee has full and final authority on certain financial matters and serves as the named fiduciary for all of Hercules' qualified pension and savings plans.

Nominating: Considers and recommends nominees for election as directors and officers. Reviews and evaluates the effectiveness, procedures and practices of the Board and its members. All members are non-employee directors.

Social Responsibility: Reviews Hercules' policies, programs and practices on certain issues including equal employment opportunity; environmental, safety and health matters; ethics; and community affairs/relations.

Technology: Reviews the strategic direction of Hercules' technology and related resources including its intellectual property estate, research and development, and new or emerging technologies.

[STAR LOGO] BOARD COMPENSATION

     Employee directors receive no additional compensation other than their normal salary for serving on the Board or its Committees.

     Non-employee directors receive $20,000 annually and $1,000 for each meeting attended. In addition, they are paid $3,000 for chairing a committee, $1,000 per day for special assignments, and are reimbursed for out-of-pocket expenses.

     In 1996, non-employee directors received $440,507 as a group.

[STAR LOGO] NON-EMPLOYEE DIRECTOR PROGRAMS

Non-Employee Director Stock Accumulation Plan. Directors may elect to defer all or part of their compensation in exchange for restricted stock at 85% of the fair market value on the date of exchange. These shares are restricted until retirement from the Board.

     In addition, each director receives annually a grant of a non-qualified stock option (exercisable after a one-year holding period) to purchase 3,000 shares of common stock. The option price is set at the fair market value of the common stock on the date of grant.

Equity Award. A director has a single opportunity to purchase 750 shares of common stock when first elected to the Board. Upon the purchase, Hercules awards an additional 1,500 shares. Shares awarded cannot be transferred until retirement or resignation.

Retirement Plan. In 1996, Hercules replaced the existing retirement program with a new plan for its non-employee directors that more closely aligns their interests with those of shareholders. Upon election to the Board, each director will receive a grant of 200 restricted stock units (RSUs). Each RSU represents the right to receive one share of Hercules stock at retirement. Prior to that, RSUs are placed in an unfunded account where they accrue dividend equivalents and interest. RSUs do not carry any voting rights. Directors receive an additional 100 RSUs for each year they continue to serve on the Board, up to a maximum of nine years. Upon retirement, the director may elect to receive all shares in a lump sum or spread the distribution over a period not to exceed ten years.

     In 1996, directors had the option to continue under the terms of the former retirement plan or to switch to the new plan. The majority of the directors elected to forego their current pension benefit and exchange its current value for RSUs. These directors were granted RSUs in exchange for the present value of the retirement benefit accrued under the old plan plus 100 RSUs per year for their remaining anticipated Board service, up to a maximum of nine years. No additional annual grants will be made to these directors. (The number of RSUs was based on the closing stock price on the date the exchange was made.)

     Under the old plan, directors received a percentage of their fee annually for a period of ten years. With a minimum of five years of service, the retirement benefit was 60% of the annual fee. This percentage increased each year in 10% increments until 100% was reached in the ninth year.

Charitable Award Program. To promote charitable giving, Hercules recently established the Director's Charitable Award Program, funded by life insurance policies on directors. Upon the death or retirement of a director, Hercules will commit to deliver its common stock, with a present value of $1,000,000, to one or more designated charitable institutions over a ten-year period. The actual number of shares delivered to the charitable institutions will be based on a projected share price growth. The first installment will be paid immediately after the director's retirement or death, but no sooner than the year 2002.

     Individual directors derive no financial benefit from this program since all charitable deductions accrue solely to Hercules. Further, the insurance funding is structured so that the program results in nominal cost to Hercules over time.

                                      The Plain English of Shareholder Value   9

                          NAMED EXECUTIVE OFFICERS(1)

                       Photo of                         Photo of                          Photo of
                   R. KEITH ELLIOTT                  THOMAS L. GOSSAGE                 VINCENT J. CORBO
             Chairman* and Chief Executive           Retired Chairman*           President and Chief Operating
                        Officer                                                            Officer**



                          1996 COMPENSATION HIGHLIGHTS
                                     ($000)

                                    [GRAPH]


                        R.K. ELLIOTT   T.L. GOSSAGE   V.J. CORBO   R.J.A. FRASER    G.  MACKENZIE    C.D. MILLER
                        ------------   ------------   ----------   -------------    -------------    -----------
Salary                     600,004       933,338        298,751       271,247          242,501          275,082
---------------------------------------------------------------------------------------------------------------
Bonus                      232,800       399,000        145,000        66,500           72,000           66,500
---------------------------------------------------------------------------------------------------------------
Other Compensation          85,343       272,880        105,357        73,011           28,735           90,356
---------------------------------------------------------------------------------------------------------------
Restricted Awards          106,747       267,676         27,351       337,068           14,111           19,852
---------------------------------------------------------------------------------------------------------------


                       Photo of                          Photo of                         Photo of
                  ROBERT J. A. FRASER                 GEORGE MACKENZIE                 C. DOYLE MILLER
               Executive Vice President           Senior Vice President and         Senior Vice President
                     (Retired)***                  Chief Financial Officer


---------------

(1) Any person who held the office of chief executive officer during the last fiscal year and the next four most highly compensated executive officers.
  * Effective January 1, 1997. Mr. Elliott succeeded Mr. Gossage as Chairman. ** Effective February 24, 1997, Mr. Corbo assumed his current position.
*** Effective March 1, 1997, Mr. Fraser retired.

        P   E   R   F   O   R   M   A   N   C   E      G   R   A   P   H

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN*


                                             1992     1993     1994    1995    1996
                                            ------   ------   ------  ------  ------
Hercules Incorporated (NYSE trading
  Symbol HPC)                               131.70   241.75   250.77  373.56  291.60
S&P 500                                     107.61   118.41   119.97  165.00  202.85
S&P Chemical Index                          109.50   122.46   141.73  185.00  240.27


Assumes $100 Invested on December 31, 1991
*Total return assumes reinvestment of dividends




                                     The Plain English of Shareholder Value  11

    R E P O R T   O F   T H E   C O M P E N S A T I O N   C O M M I T T E E

WHAT IS OUR COMPENSATION PHILOSOPHY?

     The objectives of Hercules' executive compensation programs are to motivate management to create shareholder value by linking executive compensation with the returns realized by shareholders and to ensure the continued growth and performance of Hercules by attracting, retaining, and motivating talented executives through competitive compensation.

     The Compensation Committee, composed of three independent non-employee directors, has the responsibility to administer executive compensation programs, policies and practices.

     Hercules' executive compensation program consists of three elements: base pay, an annual incentive program, and a long-term incentive compensation program. In addition, the Committee may make special awards in recognition of extraordinary achievements or significant appointments. In late 1996, the total compensation mix for key executives changed by setting base salary levels to fixed amounts and increasing performance-based pay, both short-term and long-term.

HOW DO WE DETERMINE BASE PAY?

     The base pay of Hercules' executives is determined by individual performance and comparisons to executive compensation in other chemical and general industry companies, including many designated in the Standard & Poors Chemical Index.

MR. GOSSAGE'S 1996 BASE PAY: Consistent with Hercules' March annual merit review date, the Committee established Mr. Gossage's 1996 base pay at $950,000 by considering, without specific weighting:

     - an analysis of competitive CEO compensation in general industry and diversified chemical companies;

     - input from outside consulting firms, which reviewed competitive data and estimated a competitive level of base pay;

     - performance achieved against financial goals in 1995;

     - the continued actions in portfolio management;

     - the achievement of Mr. Gossage's accountabilities in capital expansion, management development, and succession planning, cost improvement and technology programs; and

     - the implementation of Hercules' strategic plans.

MR. ELLIOTT'S 1996 BASE PAY: In August 1996, Mr. Elliott was named Chief Executive Officer and President. Mr. Gossage retained his position as Chairman of the Board. The Committee determined Mr. Elliott's base pay as CEO by considering, without specific weighting:

     - an analysis of competitive CEO compensation in general industry and diversified chemical companies (excluding recognition for the position of Chairman), and

     - input from outside consulting firms, which reviewed competitive data and estimated a competitive level of base pay for Mr. Elliott.

     Consistent with the shift from fixed compensation to performance-based compensation, the Committee moved some of Mr. Elliott's potential future compensation into variable pay. With that consideration, the Committee determined a base pay of $700,000, effective August 1, 1996, was appropriate for the position of CEO. In addition, the Committee increased Mr. Elliott's salary to $750,000 effective January 1, 1997 commensurate with his additional responsibility as Chairman of the Board. No additional base salary increases will be given to Mr. Elliott for the next three years.

OTHER NAMED EXECUTIVES' 1996 BASE PAY: The base pay for other Named Executive Officers (i.e., Messrs. Corbo, Fraser, MacKenzie and Miller) was determined, without specific weighting, by considering competitive compensation data from chemical company salaries, published industry surveys for comparable positions and individual performance. Effective with Mr. Elliott's appointment to CEO and President, and the subsequent management restructuring, base pay was increased for the other Named Executive Officers to reflect their new accountabilities. Consistent with the philosophy of shifting from fixed compensation to performance-based pay, no additional base pay increases will be given to these Named Executive Officers in their current positions for the next three years.

HOW ARE ANNUAL BONUSES DETERMINED?

     Under the Hercules Incorporated Management Incentive Compensation Plan
(MICP), annual bonuses are paid in cash, or a combination of cash and restricted stock, in the year following performance, based on the achievement of predetermined corporate, business unit or corporate staff unit goals, and individual goals. The MICP provides that no payouts will occur unless the minimum level of performance, as established by the Committee, is exceeded. A maximum of 200% of target may be paid upon achievement of outstanding performance. Once established, the Committee may adjust the performance level expected for minimum, target or maximum payouts only upon the occurrence of extraordinary events. In the last four years, the Committee has not waived the minimum level of performance nor adjusted the target or maximum goals required for payout.

1996 BONUS PAYOUT LEVEL: The Committee approved the 1996 MICP pool at 70% of the target level. The Committee used the 1996 corporate goal for earnings per share (EPS) as its primary measure of corporate performance. EPS was chosen because it is an indicator of the consistency of Hercules' performance. In 1996, Hercules achieved an EPS of $3.04, up from $2.93 in 1995. Additionally, the final 1996 pool reflected, without specific weighting:

     - outstanding improvement in the safety performance of our employees, and

     - shareholder value creation below plan, both absolutely and relative to our peers.

MR. GOSSAGE'S 1996 BONUS: Eighty percent of Mr. Gossage's MICP payout was attributable to corporate performance. The remaining 20% was based on the Committee's consideration of his individual accountabilities, including, without specific weighting:

     - outstanding improvement in the safety performance of our employees, and

     - shareholder value creation below plan, both absolutely and relative to our peers.

A final 1996 MICP payout to Mr. Gossage of $399,000 was approved by the Committee.

                                     The Plain English of Shareholder Value   13

MR. ELLIOTT'S 1996 BONUS: In recognition of Mr. Elliott's appointment to President and CEO, the Committee increased his 1996 MICP opportunity on a prorated basis for the months in the new position. Further, an increased portion (80%) of Mr. Elliott's MICP payout opportunity was directly attributable to corporate performance as compared with business unit or individual performance. The remaining 20% was based on the Committee's consideration of his individual accountabilities, including, without specific weighting:

     - outstanding improvement in the safety performance of our employees, and

     - shareholder value creation below plan, both absolutely and relative to our peers.

A final 1996 MICP payout to Mr. Elliott of $232,800 was approved by the Committee.

OTHER NAMED EXECUTIVE OFFICERS' 1996 BONUSES: The final 1996 MICP payouts as approved by the Committee for the other four Named Executive Officers were an aggregate of $350,000 for the group. In approving these payouts, the Committee considered, without specific weighting:

     - Hercules' corporate performance,

     - business unit performance, and

     - the individual's contributions to Hercules' success.

     Consistent with the shift in fixed compensation to greater performance-based pay, 1997 MICP target opportunities will be increased by 10% of their frozen base salaries for Messrs. Elliott, MacKenzie and Miller and by 15% for Mr. Corbo.

HOW IS COMPENSATION USED TO FOCUS MANAGEMENT ON LONG-TERM VALUE CREATION?

     The focus of the Hercules Long-Term Incentive Compensation Plan (Plan) is to increase shareholder value. Under the Plan, the Committee approves annual pools of stock options, Performance Accelerated Stock Options (PASOs), and Cash Value Awards. The Committee also approves the specific awards for officers and other key employees. In accordance with the provisions of the Plan, the CEO approves all awards for other eligible employees. In 1996, all executive management received stock options and PASOs.

     PASOs are non-qualified stock options that become exercisable upon the achievement of certain three-year goals.(1) Once established, the Committee will consider changes to the goals only upon a major restructuring of Hercules. PASOs, representing approximately half of the value of the award package, are granted as separate target and outstanding awards. The target award will vest at three years if the price of Hercules common stock has increased to $79.25 (a 12% compounded annual increase in stock price over the three-year period) and relative total shareholder return is in excess of the S&P Chemical Index over the same period. The outstanding award will vest at three years if the price of Hercules common stock has increased to $90.25 (a 17% compounded annual increase over the three-year period) and the same relative total shareholder return goals are achieved.

---------------

(1) All PASOs under the Plan become exercisable 9 1/2 years from the date of grant if the performance targets have not been previously met.

MR. GOSSAGE'S 1996 LONG-TERM INCENTIVES: In 1996, the Committee granted Mr. Gossage 87,000 PASOs and 132,000 stock options. In making this grant, the Committee considered, without specific weighting, the compensation value of such awards granted to other CEOs and the number of stock options granted in the prior year.

MR. ELLIOTT'S 1996 LONG-TERM INCENTIVES: In 1996, the Committee granted Mr. Elliott 46,300 PASOs and 70,000 stock options. In making these grants, the Committee considered, without specific weighting, the compensation value of such awards granted to other COOs, the number of stock options granted in the prior year and the broadened accountabilities and responsibilities of Mr. Elliott.

OTHER NAMED EXECUTIVE OFFICERS' 1996 LONG-TERM INCENTIVES: In 1996, the Committee approved an aggregate of 108,000 PASOs and 95,000 stock options for the other four Named Executive Officers as a group. In approving these grants, the Committee considered, without specific weighting, the value of such awards relative to competitive compensation data from other chemical companies and surveys, the number of options granted in the prior year and the current accountabilities and responsibilities.

LONG-TERM INCENTIVE GRANTS UNDER THE NEW ORGANIZATION: With the reorganization of the executive management team upon the appointment of Mr. Elliott as CEO, additional PASOs were granted to Messrs. Elliott, Corbo and MacKenzie. These PASOs were granted in lieu of any regular grants of stock options or PASOs for the next three years. These PASOs will become exercisable in substantially equal increments, based on the achievement of ongoing 12% annual compounded stock price growth over a minimum of three, four or five years for Mr. Elliott's award (or two, three or four years for the awards to Messrs. Corbo and MacKenzie).(2) For example, if the portion of the award with the earliest possible vesting date of January 2000 is not vested at that time (due to below 12% annual stock price growth), in order to vest in any subsequent year, the stock price to that date must exceed the 12% annual compounded stock price growth from the date of grant. In the event a key executive officer resigns or retires prior to achieving minimum vesting requirements of these PASOs, applicable portions will be forfeited.

     The Committee granted 1,000,000 PASOs to Mr. Elliott, 300,000 PASOs to Mr. Corbo and 200,000 PASOs to Mr. MacKenzie. The size of these grants were based on consideration of, without specific weighting, regular award grants that will be foregone over the next three years, the relative value of stock options and PASOs, and the new roles of these key executives in the organization.

     Further, as part of his compensation package as CEO, the Committee approved a grant of 75,000 regular stock options to Mr. Elliott in satisfaction of previous compensation arrangements that were yet to be implemented.

STOCK OWNERSHIP: In recognition of the new roles of Messrs. Elliott, Corbo, MacKenzie, Fraser and Miller, the Committee offered these executives the opportunity to receive a matching grant of restricted stock against new purchases of Hercules stock. The purchases can be made outright or through salary and/or bonus reduction over a period of up to four years. In the event of voluntary resignation for any reason (including retirement) within three years of the grant date, the matching grant is fully forfeitable. In the event of death, disability or reduction-in-force,

---------------

(2) All PASOs under the Plan become exercisable 9 1/2 years from the date of grant if the performance targets have not been previously met.

                                     The Plain English of Shareholder Value   15
purchased shares and their matching shares will be prorated based on salary and/or bonus reduction to date.

     Under the matching grant opportunity, the Committee approved the matching grant of 18,552 shares of restricted stock to Mr. Fraser. Additionally, in lieu of the future receipt of portions of his annual incentive payouts in 1997, 1998 and 1999 (or base salary if such amounts are insufficient), Mr. Fraser elected to purchase 10,878 restricted stock units (RSUs).

     Mr. Elliott made an irrevocable election to purchase RSUs through a combination of salary and bonus reductions in 1997, 1998, 1999, and 2000. Mr. MacKenzie made a similar irrevocable election using bonus reductions in 1998, 1999 and 2000 to purchase RSUs. Grants under these elections and the associated matching grants were made on the third business day following the announcement of annual earnings. Mr. Corbo made an irrevocable election to purchase RSUs through a combination of salary and bonus reductions in 1997, 1998, 1999 and 2000. The grants under this election will be made following the announcement of first quarter earnings.

WHAT WERE THE RETIREMENT PROVISIONS FOR MR. GOSSAGE?

     As part of his retirement elections under the terms of the Plan, Mr. Gossage requested that the Committee make a substitute grant of RSUs for all of his restricted stock that would otherwise vest at retirement. Under this election, these RSUs are payable as shares of Hercules common stock in five substantially equal installments beginning January 1998.

     In recognition of Mr. Gossage's retirement and his contribution to increases in shareholder value of $3 billion during the period in which he was CEO (1991-1996), the Committee awarded him a special pension arrangement consisting of five annual payments of $1,300,000.

HOW HAVE WE RESPONDED TO IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Under Section 162(m) of the Internal Revenue Code, Hercules may not deduct certain forms of compensation in excess of $1,000,000 paid to a Named Executive Officer. Based upon a review of Hercules' current compensation plans and practices, including the stock ownership program previously noted, the Committee concluded that no action would be taken at this time and that further review would be made during 1997.

                                          Compensation Committee
                                          R. L. MacDonald, Jr., Chairperson
                                          G. N. Kelley
                                          H. E. McBrayer

  B   E   N   E   F   I   C   I   A   L      O   W   N   E   R   S   H   I   P

This table indicates how much common stock the officers and directors owned as of February 24, 1997.

                                                          Amount and Nature of Shares
                                                              Beneficially Owned
                                                            as of February 24, 1997
-----------------------------------------------------------------------------------------------------
                                         Aggregate No.
                                           of Shares                    Restricted     Percent
                                         Beneficially      Right to       Stock           of
                Name                       Owned(1)        Acquire(2)    Units(3)       Shares
-----------------------------------------------------------------------------------------------------
 R. K. Elliott, Director and Officer        222,674        249,400        40,000          *
------------------------------------------------------------------------------------------------------
 V. J. Corbo, Director and Officer           29,990         50,000            --          *
------------------------------------------------------------------------------------------------------
 R. M. Fairbanks, III, Director               6,264          9,000         1,253          *
------------------------------------------------------------------------------------------------------
 E. E. Holiday, Director                      2,686          6,000         1,376          *
------------------------------------------------------------------------------------------------------
 R. G. Jahn, Director                         8,192         15,000            --          *
------------------------------------------------------------------------------------------------------
 G. N. Kelley, Director                       6,375         15,000         2,185          *
------------------------------------------------------------------------------------------------------
 R. L. MacDonald, Jr., Director              10,165         15,000         1,928          *
------------------------------------------------------------------------------------------------------
 G. MacKenzie, Officer                       48,157         44,220        10,321          *
------------------------------------------------------------------------------------------------------
 H. E. McBrayer, Director                    76,645         12,000         1,527          *
------------------------------------------------------------------------------------------------------
 C. D. Miller, Officer                       50,295        141,000            --          *
------------------------------------------------------------------------------------------------------
 P. A. Sneed, Director                        5,815          6,000         1,253          *
------------------------------------------------------------------------------------------------------
 L. M. Thomas, Director                       7,108         15,000         1,527          *
------------------------------------------------------------------------------------------------------
 Directors and Officers as a Group
   (17)                                     803,131        590,580        61,370         1.4%
------------------------------------------------------------------------------------------------------

---------------

* Less than 1% of Hercules' outstanding shares of common stock.

(1) Shares held in the individual's name, individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account. Also included in this column are:

 - Shares credited, as of December 31, 1996, to individual accounts under the Hercules Incorporated Savings and Investment Plan ("S&I Plan"): R. K. Elliott, 6,752; V. J. Corbo, 2,279; G. MacKenzie, 2,363; C. D. Miller, 5,938;
   and all directors and officers as a group, 20,536. As long as such shares remain in the S&I Plan trust, the named individuals have no power to direct disposition (except for changes in investment medium within the S&I Plan), but do have the same rights to vote and receive dividends (although held in trust until withdrawal as permitted by the S&I Plan) as do other shareholders of Hercules.

 - Shares subject to restrictions and forfeiture risks during specified periods under the LTICP: R. K. Elliott, 162,294; V. J. Corbo, 22,803; G. MacKenzie, 16,514; C. D. Miller, 27,219; and all directors and officers as a group, 290,173. As long as restricted stock awards are subject to restrictions under one of the Plans, holders of such awards have the same rights, including voting and dividend rights, with respect to the shares covered by the award, as do other shareholders of Hercules, except for the right to sell or transfer those shares.

 - Included in the non-employee directors' totals are the initial, one-time equity award as described on page 9 of this Proxy Statement.

 - Mr. Kelley's total includes 1,506 shares that he holds jointly with his spouse.

 - As previously mentioned in this proxy, Mr. Fraser elected to retire from Hercules. This table does not include him.

(2) Shares the officers and directors have a right to acquire through stock option exercises within 60 days after February 24, 1997.

(3) Messrs. Elliott and MacKenzie elected to purchase RSUs in lieu of future receipts of base salary and/or incentive payouts. See page 15 of the Compensation Committee Report.

     See Retirement Plan for non-employee directors on page 9.

                                     The Plain English of Shareholder Value   17

S  U  M  M  A  R  Y     C  O  M  P  E  N  S  A  T  I  O  N     T  A  B  L  E

This table shows, for the last three fiscal years, cash and other compensation paid or accrued to each of the Named Executive Officers.

                                                                                Long Term Compensation
                                                                           --------------------------------
                                        Annual Compensation                       Awards            Payouts
        ----------------------------------------------------------------------------------------------------------------------
         Name and                                             Other       Restricted  Securities
        Principal                                             Annual        Stock     Underlying      LTIP        All Other
         Position           Year    Salary      Bonus      Compensation   Award(s)(1)  Options      Payouts     Compensation(2)
 -----------------------------------------------------------------------------------------------------------------------------
 R. K. Elliott              1996   $600,004   $  232,800     $ 38,556     $  106,747  1,191,300    $        0     $  46,787
  Chairman* and             1995    450,833      500,000       34,878      1,340,131    194,500     1,266,435        34,841
  Chief Executive Officer   1994    375,826      369,000       30,212         67,679     54,000       306,233        49,742
 -----------------------------------------------------------------------------------------------------------------------------
 T. L. Gossage              1996    933,338      399,000      165,375        267,676    219,000             0       107,505
  Retired Chairman*         1995    837,508    1,020,000      119,300      5,351,622    219,000             0        89,656
                            1994    768,340      734,000       57,269        226,753    132,000       564,113       119,611
 -----------------------------------------------------------------------------------------------------------------------------
 V. J. Corbo                1996    298,751      145,000       42,357         27,351    356,000             0        63,000
  President and Chief       1995    264,334      290,000       28,867      1,579,358     51,000       675,773        55,221
  Operating Officer**       1994    233,754      269,000       16,094         21,873     24,000       210,458        64,906
 -----------------------------------------------------------------------------------------------------------------------------
 R. J. A. Fraser            1996    271,247       66,500       11,288        337,068     51,000             0        61,723
  Executive Vice President  1995    247,662      255,000       17,428      1,104,984     51,000       675,773        51,474
  (Retired)***              1994    234,326      200,000       22,938         40,606     24,000       185,351        79,996
 -----------------------------------------------------------------------------------------------------------------------------
 G. MacKenzie               1996    242,501       72,000        7,101         14,111    245,000             0        21,634
  Senior Vice President
    and                     1995    195,253      155,000        9,369        383,775     42,500       821,906        12,994
  Chief Financial Officer   1994    174,970      145,000        8,924          9,263     15,000       152,815         7,534
 -----------------------------------------------------------------------------------------------------------------------------
 C. D. Miller               1996    275,082       66,500       16,446         19,852     51,000             0        73,910
  Senior Vice President     1995    251,666      240,000       28,724      1,100,266     51,000       675,773        60,575
                            1994    233,496      237,000       25,210         16,405     24,000       210,220        56,657
------------------------------------------------------------------------------------------------------------------------------

  * Effective January 1, 1997, Mr. Elliott succeeded Mr. Gossage as Chairman. ** Effective February 24, 1997
*** Effective March 1, 1997

FOOTNOTES TO SUMMARY COMPENSATION TABLE
------------------------
(1) These amounts are the dollar values of restricted stock awards and RSUs granted each year. Each value is determined by multiplying the number of shares in each award by the closing market price of common stock on the date of grant and subtracting the consideration, if any, paid by the Named Executive Officer. Dividends are payable on restricted stock; dividends and interest accrue on RSUs.

The aggregate number of all restricted stock and value at year-end (determined by taking the number of shares multiplied by the year-end closing market price, net of any consideration paid) are shown below. Included in the chart are restricted shares that each Named Executive Officer purchased under the terms of the Hercules Long-Term Incentive Compensation Plan. The aggregate amount paid for these shares was $4,172,370.

                      Aggregate
                      Restricted
                        Shares       Net Value
                      ----------     ----------
R. K. Elliott           82,294       $1,287,183
T. L. Gossage*              --               --
V. J. Corbo             27,115          817,659
R. J. A. Fraser**       39,058        1,333,995
G. MacKenzie             5,224           30,934
C. D. Miller            30,072          997,520

 * Mr. Gossage made a pre-retirement election to surrender 810,645 restricted shares in exchange for an equal number of RSUs valued at $20,055,112 with future payout dates.

** Mr. Fraser's total reflects a forfeiture of restricted stock due to his March 1, 1997 retirement.

(2)The table below shows the major components of this column:

                       Company Match
                         (Defined        Dividend & Interest
                       Contribution            Credits             Premium Paid
                          Plans)           (Stock Options)       (Life Insurance)
                       -------------     -------------------     ----------------
R. K. Elliott             $33,560                   --               $ 13,227
T. L. Gossage              56,745                   --                 50,760
V. J. Corbo                17,212              $37,542                  8,246
R. J. A. Fraser            19,908               37,542                  4,273
G. MacKenzie                8,911                9,667                  3,056
C. D. Miller               24,242               37,542                 12,127

                                     The Plain English of Shareholder Value   19

          O P T I O N    G R A N T S    A S    O F    Y E A R - E N D

                                             I n d i v i d u a l  G r a n t s

----------------------------------------------------------------------------------------------------------------------
                                            No. of           % of
                                          Securities        Total        Exercise
                                          Underlying       Options       or Base
                                           Options        Granted to      Price       Expiration          Grant Date
                 Name                     Granted(1)      Employees       ($/Sh)         Date              Value(2)
 --------------------------------------------------------------------------------------------------------------------
  R. K. Elliott                             70,000(a)                    $55.375         2/8/06           $ 1,000,790
                                            37,000(b)                     55.375         2/8/06               400,151
                                             9,300(b)        40.0%        55.375         2/8/06               100,579
                                         1,000,000(c)                     47.000       10/29/06             9,935,500
                                            75,000(d)                     47.000       10/29/06               745,162
 --------------------------------------------------------------------------------------------------------------------
  T. L. Gossage                            132,000(a)                    $55.375         2/8/06             1,887,204
                                            69,600(b)         7.3%        55.375         2/8/06               752,717
                                            17,400(b)                     55.375         2/8/06               188,179
 --------------------------------------------------------------------------------------------------------------------
  V. J. Corbo                               26,000(a)                    $55.375         2/8/06               371,722
                                            24,000(b)                     55.375         2/8/06               259,558
                                             6,000(b)        11.9%        55.375         2/8/06                64,889
                                           300,000(c)                     47.000       10/29/06             2,980,650
 --------------------------------------------------------------------------------------------------------------------
  R. J. A. Fraser                           24,000(a)                    $55.375         2/8/06               343,128
                                            21,600(b)         1.7%        55.375         2/8/06               233,602
                                             5,400(b)                     55.375         2/8/06                58,400
 --------------------------------------------------------------------------------------------------------------------
  G. MacKenzie                              21,000(a)                    $55.375         2/8/06               300,237
                                            19,200(b)         8.2%        55.375         2/8/06               207,646
                                             4,800(b)                     55.375         2/8/06                51,912
                                           200,000(c)                     47.000       10/29/06             1,987,100
 --------------------------------------------------------------------------------------------------------------------
  C. D. Miller                              24,000(a)                    $55.375         2/8/06               343,128
                                            21,600(b)         1.7%        55.375         2/8/06               233,602
                                             5,400(b)                     55.375         2/8/06                58,400
 --------------------------------------------------------------------------------------------------------------------

---------------

(1)(a) Grants and percentages may be exercised as follows: 40% on 2/10/97; 40% on 2/9/98; and 20% on 2/8/99.

   (b) Performance accelerated stock options (PASOs) (target and outstanding) become exercisable upon the achievement of predetermined performance goals. If goals are not achieved, the options become exercisable at 9 1/2 years.

   (c) A special PASO award was made with the reorganization of the key executive management team. These PASOs were granted in lieu of any regular grants of stock options and PASOs for the next three years. These PASOs become exercisable upon the achievement of predetermined performance goals. If goals are not achieved, the options become exercisable at 9 1/2 years.

   (d) Options vest in one-third increments beginning 10/29/99, 10/27/00 and 10/29/01.

(2) The Black-Scholes option-pricing model was used to determine the fair value of employee stock options as of the date of grant. Significant assumptions are as follows:

                                      Regular
                                   Options(a)(d)     PASOs(b)(c)
                                   -------------     -----------
        Dividend yield                  3.0%             3.0%
        Risk-free interest rate        6.42%            6.10%
        Expected life                 8 yrs.           5 yrs.
        Expected volatility            21.9%            20.6%

        No adjustments for risk of forfeiture have been made.

          O   P   T   I   O   N      E   X   E   R   C   I   S   E   S

     A   N   D      Y   E   A   R   -   E   N   D      V   A   L   U   E

This table shows the number and value of stock options (exercised and unexercised) for the Named Executive Officers during 1996. Value is calculated using the difference between the option exercise price and $43.250 (year-end stock price) multiplied by the number of shares underlying the option.


                     No. of                           No. of Securities               Value of Unexercised
                     Shares                        Underlying Unexercised             In-the-Money Options
                     Acquired                    Options at Fiscal Year-End                at Year-End
                       on           Value       ------------------------------------------------------------------
Name                 Exercise      Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
------------------------------------------------------------------------------------------------------------------
 R. K. Elliott             0              0       199,800         1,375,000       $ 3,534,297       $  85,950
------------------------------------------------------------------------------------------------------------------
 T. L. Gossage        84,300     $3,162,575       717,900           411,600        15,946,399         210,100
------------------------------------------------------------------------------------------------------------------
 V. J. Corbo         120,900      3,335,120             0           432,200                 0         845,710
------------------------------------------------------------------------------------------------------------------
 R. J. A. Fraser       5,400        218,533       105,900           127,200         2,371,875         845,710
------------------------------------------------------------------------------------------------------------------
 G. MacKenzie              0              0        29,820           284,500           331,190          23,875
------------------------------------------------------------------------------------------------------------------
 C. D. Miller              0              0        91,800           127,200         1,663,798         845,710
------------------------------------------------------------------------------------------------------------------

                                     The Plain English of Shareholder Value   21

                P   E   N   S   I   O   N      P   L   A   N   S

This table shows the estimated annual pension benefits payable to a covered participant at normal retirement age under Hercules' qualified benefits pension plan (Pension Plan), as well as nonqualified supplemental benefits, based on the stated renumeration and years of service with Hercules and its subsidiaries.

     Renumeration        15 Years       20 Years       25 Years       30 Years        35 Years
    ---------------------------------------------------------------------------------------------------
         125,000         28,119.00      37,492.00      46,865.00      56,238.00        65,611.00
    ---------------------------------------------------------------------------------------------------
         150,000         34,119.00      45,492.00      56,865.00      68,238.00        79,611.00
    ---------------------------------------------------------------------------------------------------
         175,000         40,119.00      53,492.00      66,865.00      80,238.00        93,611.00
    ---------------------------------------------------------------------------------------------------
         200,000         46,119.00      61,492.00      76,865.00      92,238.00       107,611.00
    ---------------------------------------------------------------------------------------------------
         225,000         52,119.00      69,492.00      86,865.00     104,238.00       121,611.00
    ---------------------------------------------------------------------------------------------------
         250,000         58,119.00      77,492.00      96,865.00     116,238.00       135,611.00
    ---------------------------------------------------------------------------------------------------
         300,000         70,119.00      93,492.00     116,865.00     140,238.00       163,611.00
    ---------------------------------------------------------------------------------------------------
         400,000         94,119.00     125,492.00     156,865.00     188,238.00       219,611.00
    ---------------------------------------------------------------------------------------------------
         450,000        106,119.00     141,492.00     176,865.00     212,238.00       247,611.00
    ---------------------------------------------------------------------------------------------------
         500,000        118,119.00     157,492.00     196,865.00     236,238.00       275,611.00
    ---------------------------------------------------------------------------------------------------
         600,000        142,119.00     189,492.00     236,865.00     284,238.00       331,611.00
    ---------------------------------------------------------------------------------------------------
         700,000        166,119.00     221,492.00     276,865.00     332,238.00       387,611.00
    ---------------------------------------------------------------------------------------------------
         750,000        178,119.00     237,492.00     296,865.00     356,238.00       415,611.00
    ---------------------------------------------------------------------------------------------------
         800,000        190,119.00     253,492.00     316,865.00     380,238.00       443,611.00
    ---------------------------------------------------------------------------------------------------
         900,000        214,119.00     285,492.00     356,865.00     428,238.00       499,611.00
    ---------------------------------------------------------------------------------------------------
       1,000,000        238,119.00     317,492.00     396,865.00     476,238.00       555,611.00
    ---------------------------------------------------------------------------------------------------
       1,500,000        358,119.00     477,492.00     596,865.00     716,238.00       835,611.00
    ---------------------------------------------------------------------------------------------------
       1,750,000        418,119.00     557,492.00     696,865.00     836,238.00       975,611.00
    ---------------------------------------------------------------------------------------------------
       2,000,000        478,119.00     637,492.00     796,865.00     956,238.00     1,115,611.00
    ---------------------------------------------------------------------------------------------------

     Annual contributions by Hercules to the Pension Plan, if required, are determined by an independent actuary, and no amount is attributed to an individual employee. Due to the funded status of the Pension Plan, there was no Hercules contribution in 1996.

     Except in special cases, the aggregate retirement benefit, under both the qualified and nonqualified plans, is a monthly amount determined by taking the sum of 1) 1.2% of the employee's average monthly earnings (based on the highest five consecutive calendar years during the last ten calendar years of employment) up to one-half the Social Security Tax Base ($62,700 in 1996), and
2) 1.6% of the employee's average monthly earnings (as determined above) in excess of one-half of the Social Security Tax Base, multiplied by the employee's total years and months of credited service. For this purpose, "average monthly earnings" consist of salary plus annual incentive or bonus compensation.

     For Messrs. Elliott, Gossage, Corbo, Fraser, MacKenzie and Miller, compensation used for calculating retirement income benefits consists of the highest five consecutive years of average monthly earnings. These amounts for 1996 are shown under the "Salary" and "Bonus" columns of the Summary Compensation Table. The estimated credited years of service for Messrs. Elliott, Gossage, Corbo, Fraser, MacKenzie and Miller are 15, 35, 27, 23, 17 and 29, respectively.

        O   T   H   E   R      I   N   F   O   R   M   A   T   I   O   N

SPECIAL AGREEMENTS: Since 1986, Hercules entered into agreements with certain employee directors, officers (including the Named Executive Officers) and a limited number of other key management personnel, that become operative only upon a change of control of Hercules or other specified event(1).

These agreements provide for the continuation of salary and benefits for a maximum period of three years after a change in control, but may terminate sooner. The contracting executive will receive three additional years of service for calculating pension benefits. The contracting executive shall have up to five years added to his age if he takes an unreduced early retirement (provided no credit shall accrue beyond his 65th birthday).

INDEMNIFICATION POLICY: It is Hercules' policy to indemnify its officers and directors against any costs, expenses and other liabilities to which they may become subject by reason of their service to Hercules. To insure against such liabilities, Hercules' By-Laws require that the Company indemnify and advance costs and expenses to its directors and officers as permitted by Delaware law.

Hercules has purchased liability insurance for its directors and officers and has entered into indemnification agreements with certain employee directors, officers and other key management personnel. This insurance, the indemnification agreements, and the employment agreements, supplement the provisions in Hercules' Restated Certificate of Incorporation -- which eliminates the potential monetary liability of directors to Hercules or its shareholders in certain situations as permitted by law. The cost for such insurance was $995,080 in 1994; $720,626 in 1995; and $731,510 in 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE: Based solely on review of the copies of forms furnished to Hercules, or written representations that no annual forms (SEC Form 5) were required, Hercules believes that during 1996, all SEC filings of its officers, directors and 10-percent shareholders complied with requirements for reporting ownership and changes in ownership of common stock (pursuant to Section 16(a) of the Securities Exchange Act of 1934).

DISCRETIONARY AUTHORITY: If a proposal other than the three listed in the Notice is presented at the Annual Meeting, your signed proxy card gives authority to R. Keith Elliott and Richard G. Dahlen to vote on such matters.

AUTOMATIC DIVIDEND REINVESTMENT AND SAVINGS PLAN SHARES: If you participate in Hercules' automatic dividend reinvestment plan, the number of uncertificated, whole shares credited to your account on the Record Date are included in the total number of shares shown on the proxy card. If you participate in any of the savings plans sponsored by Hercules or any of its subsidiaries, the number of uncertificated, whole shares credited to your account as of December 31, 1996, is also included in the total number of shares shown on the proxy card. The

---------------

(1) For purposes of these agreements, a "Change in Control" shall be deemed to have occurred if any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such term is modified in Sections 13(d) and 14(d) of the Exchange Act), other than (1) any employee plan established by the company, (2) Hercules or any of Hercules' affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), or (3) a corporation owned, directly or indirectly, by shareholders of Hercules in substantially the same proportions as their ownership of Hercules, or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Hercules (not including in the securities beneficially owned by such person any securities acquired directly from Hercules or its affiliates) representing 20% or more of either the then outstanding shares of stock of Hercules ("Stock") or the combined voting power of Hercules' then outstanding voting securities.

                                     The Plain English of Shareholder Value   23
shares in both the dividend reinvestment plan and the savings plans will be voted in accordance with your voting instructions, if indicated. If your proxy card is signed, but does not indicate your voting preferences, Hercules has been advised by the plan administrator and the plan trustee that your shares will be voted in favor of each of the items in the Proxy Statement. If a proxy card is not received, the shares held in your account in the automatic dividend reinvestment plan will not be voted; however, the shares held by the trustee for the savings plans will be voted in proportion to the way that the other participants have voted their proxies.

          [Camera-ready artwork of directions to Delaware Art Museum]



Take U.S. Interstate 95 to Wilmington Exit 7
(Route 52 North). Follow Route 52 (Pennsylvania
Avenue) to Bancroft Parkway (look for blue and red Museum sign). Turn right onto Bancroft.
Follow to Kentmere Parkway and turn left (look for same sign). Follow signs to Museum. Parking lot and main entrance behind building. Use
Wood Road entrance.




[HERCULES LOGO]

                          PROXY/VOTING INSTRUCTION CARD
                             HERCULES INCORPORATED
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Keith Elliott and Richard G. Dahlen, and each of them, acting jointly or severally and with full power of substitution, for and in the name of the undersigned to vote, as specified on the reverse side, all shares of common stock of Hercules Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 24, 1997, at 11:00 A.M. at The Delaware Art Museum, 2301 Kentmers Parkway, Wilmington, DE, or at any adjournment thereof.

The undesigned also hereby revokes previous proxies and acknowledges receipt of Hercules' Notice of the Annual Meeting and Proxy Statement. This card further provides voting instructions for shares held for the undersigned in Hercules' Dividend Reinvestment Plan and the employee savings plans sponsored by Hercules or any of its subsidiaries.

Your vote is important to us. Feel free to direct your comments to the Corporate Secretary (800-441-9274).


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

                                                           Please mark
                                                           your votes as
                                                           indicated in
                                                           this example  /x/
The Board recommends a vote FOR Items 1, 2, and 3

1. Re-Election of Directors for a three-year term
          FOR        WITHHOLD
         /  /          /  /

(01) Richard M. FairBanks, III, (02) Edith E. Holiday
(03) H. Eugene McBrayer and (04) Lee M. Thomas
Withhold vot only from
                      -------------------------------

2. Ratification of Coopers & Lybrand L.L.P.
   as Independent Accountants

  FOR                              AGAINST                            ABSTAIN
 /  /                               /  /                               /  /

3. Amendments to Hercules Incorporated
   Long-Term Incentive Compensation Plan

  FOR                              AGAINST                            ABSTAIN
 /  /                               /  /                               /  /

Unless otherwise specified, this proxy will be voted FOR items 1, 2, and 3 and will be voted in the discretion of the proxies on such matters as may properly come before the meeting or any adjournment thereof.

AS SEATING IS LIMITED TO A FIRST COME, FIRST SERVED BASIS, PLEASE CHECK THIS BOX IF YOU WOULD LIKE AN ADMISSION TICKET TO ATTEND THE MEETING.

 /  /

Signature_________________________Signature______________________Date__________
NOTE: Please sign as Name Appears Hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
-------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

[HERCULES LOGO]


Dear Shareholder:

        Hercules is a company focused on shareholder value-plain and simple.

        We started down the road of shareholder value in 1991, and I am pleased to say that "The Journey Continues." As described in our 1996 Annual Report, our next milestone is 30% of revenues to come from new products; 5% annual cost improvement in manufacturing; and 15% growth rate in value, all by the year 2000.

        The 30-5-15/2000 formula illustrates what we mean by our theme, "The Plain English of Shareholder Value"-clear direction towards plainly communicated goals that lead to our shareholders being rewarded through higher stock price.

                                   -------------------
                                   Sincerely,

                                   /S/ R. KEITH ELLIOTT
                                   --------------------
                                   R. Keith Elliot
                                   CHAIRMAN AND
                                   CHIEF EXECUTIVE OFFICER

                     HELP US SAVE MONEY - VOTE BY TELEPHONE     [TELEPHONE LOGO]
   ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***

Have your proxy in hand. Decide how you wish to vote.

* On a Touch Tone Telephone call Toll Free 1-888-457-2959 24 hours per day - 7 days a week.
*  You will be asked to enter a Control number.
-------------------------------------------------------------------------------
               WHEN YOU PRESS 1, YOUR VOTE WILL BE CONFIRMED AND
                       CAST AS YOU DIRECTED, END OF CALL
-------------------------------------------------------------------------------
Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0. Please make your selection now.

To withhold for individual nominees please enter the two digit number that appears next to the nominee you DO NOT wish to vote for. Once you have completed voting for Directors, press 0.

Proposal 2: You may make your selection any time: To vote For, press 1:
Against, press 9: Abstain press 0.

The instructions are the same for all remaining proposal(s).
               YOUR VOTE SELECTION WILL BE REPEATED AND YOU WILL
                       HAVE AN OPPORTUNITY TO CONFIRM IT.
-------------------------------------------------------------------------------